Exhibit 99.1

For Release:	August 28, 2019
Nasdaq:	MFNC
Contact:	Jesse A. Deering, EVP & Chief Financial Officer (248) 290-5906/jdeering@bankmbank.com
Website:	www.bankmbank.com

Mackinac Financial Corporation Announces Stock Buyback Program

Manistique, Michigan — Mackinac Financial Corporation (Nasdaq: MFNC) (the “Corporation”), the bank holding company for mBank, announced today that its Board of Directors has authorized a common stock repurchase program.  The new program authorizes the repurchase of 5% of the Company’s outstanding common stock.

Under this program, management is authorized to repurchase shares through Rule 10b5-1 plans, open market purchases, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws. Depending on market conditions and other factors, repurchases may be made at any time or from time to time, without prior notice. The Corporation may suspend or discontinue the program at any time.

There is no guarantee as to the exact number of shares, if any, that will be repurchased by the Corporation, and the Corporation may discontinue purchases at any time that management determines additional purchases are not warranted. As of August 28, 2019, the Corporation had approximately 10.7 million shares outstanding.

Paul D. Tobias, Chairman and CEO of the Corporation, remarked, “The Board’s approval of this program reflects our confidence in our company’s intrinsic value. Repurchasing stock is one means of underscoring our commitment to enhancing shareholder value. We are pleased to have the capacity and flexibility to return capital to our shareholders while remaining inquisitive on accretive acquisitions opportunities.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $1.3 billion and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 29 branch locations; eleven in the Upper Peninsula, ten in the Northern Lower Peninsula, one in Oakland County, Michigan, and seven in Northern Wisconsin.  The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.